                                                                     EXHIBIT 4.3

                                                                Exhibit B
                                                                to
                                                                Placement Agency
                                                                Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY BE SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS THEREOF OR IF AN INSTITUTIONAL INVESTOR APPROVED AS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS AND AGREES THAT IT IS AN "ACCREDITED INVESTOR", AS DEFINED IN REGULATION D PROMULGATED UNDER THE 1933 ACT ("INSTITUTIONAL ACCREDITED INVESTOR"), AND THAT THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY (i) TO MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR YELLOW CORPORATION OR (ii) THROUGH MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED TO AN INSTITUTIONAL ACCREDITED INVESTOR OR TO A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A OR (iii) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR APPROVED BY YELLOW CORPORATION OR (iv) THROUGH A DEALER TO A QUALIFIED INSTITUTIONAL BUYER (OTHER THAN A TRANSACTION DESCRIBED IN CLAUSE
(ii)) WHICH MEETS THE REQUIREMENTS OF RULE 144A OR (v) DIRECTLY (i.e., NOT TO OR THROUGH OR WITH THE APPROVAL OF YELLOW CORPORATION OR MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF REGULATIONS UNDER THE 1933 ACT; PROVIDED THAT THE AGREEMENT OF THE PURCHASER IS SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PURCHASER'S PROPERTY SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS CONTROL. ANY TRANSFER DESCRIBED IN CLAUSES (iii), (iv) AND (v) REQUIRES THE SUBMISSION TO THE ISSUING AND PAYING AGENT (AS DEFINED HEREIN) OF THE TRANSFER FORM ON THE NOTE DULY COMPLETED OR A DULY COMPLETED TRANSFER INSTRUMENT SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT A. ANY RESALE OF OTHER TRANSFER OR ATTEMPTED RESALE OR OTHER TRANSFER OF ANY NOTE WHICH IS NOT MADE IN COMPLIANCE WITH SUCH RESTRICTIONS WILL NOT BE RECOGNIZED BY YELLOW CORPORATION.

                               YELLOW CORPORATION

                        Original
Interest Rate           Issue Date      Maturity Date           Principal Sum
-------------           ----------      -------------           -------------
------------%           ----------      -------------           -------------

Interest Payment Dates:

Record Dates:

Redemption Provisions:

Additional Terms;

      Yellow Corporation, a Delaware corporation (the 'Company'), for value received, hereby promises to pay to _________________________________________,
or registered assigns, the Principal Sum stated above on the Maturity Date stated above and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof, from the original issue date of this Note until the Principal Sum hereof has been paid in full, at the Interest Rate stated above, in consecutive semiannual payments on the 15th day of April and October in each year (unless other interest payment dates are specified above), and at maturity, commencing with the interest payment date next succeeding the date hereof. Notwithstanding the foregoing, if the original issue date of this Note is between a record date and the related interest payment date, the first payment of interest on this Note will be due and payable on the second interest payment date following the original issue date of this Note. Unless other record dates are specified above, interest payable on any interest payment date other than at maturity shall be payable to the person in whose name this Note is registered at the close of business on the last day of the month next preceding the month in which such interest payment is due (a "record date"). Interest payable at maturity shall be payable to the person to whom the principal of this Note shall be payable.

      Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments of interest other than interest payable at maturity will be made by draft mailed to the register holder hereof at the address shown in the register maintained by the Company at the office of Citibank N.A. (the "Issuing and Paying Agent") for such purpose or, at the option of the registered holder hereof, to such other place in the United States of America as the registered holder hereof shall be designated to the Company in writing.

      The principal amount hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office of the Issuing and Paying Agent in New York, New York (as of the date of this Note, such office being located at 111 Wall Street, New York, New York), or at such other office or agency of the Company as the Company shall designate by written notice to the registered holder of this Note. The Company may treat the person in whose name this Note is registered as the owner of such Note for the purpose of receiving payments of principal and interest on this Note and for all other purposes whatsoever. The Company shall not be obligated to register and transfer of this Note made without compliance with the restrictions on transfer set forth above.

      This Note has been issued by the Company pursuant to the Issuing and Paying Agency Agreement dated as of April 22, 1993 between the Issuing and Paying Agent and the Company (the "Issuing and Paying Agency Agreement").

      Unless otherwise specified above, this Note is not redeemable or subject to voluntary prepayment.

      Liens. The Company will not, and will not permit any of its subsidiaries to, pledge or otherwise subject to any lien any of its property or assets unless this Note and all other outstanding Notes issued under the Issuing and Paying Agency Agreement are secured by such pledge or lien equally and ratably with all other obligations and indebtedness secured thereby so long as such other obligations and indebtedness shall be so secured. The agreement of the Company contained in this paragraph does not apply to:

            (i) liens existing on April 26, 1993;

            (ii) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries, in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

            (iii) the pledge of receivables payable in foreign currencies to secure borrowings in foreign countries;

            (iv) any deposit of assets of the Company or any subsidiary thereof with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company or any subsidiary thereof from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company or any subsidiary thereof or to exercise any privilege or license, performance of bids, contracts or leases, or to secure other public or statutory obligations of the Company or any subsidiary thereof or other similar deposits or pledges made in the ordinary course of business;

            (v) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition thereof (whether through purchase or through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within sixty (60) days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof, provided that such liens do not extend to any other property of the Company or any subsidiary thereof;

            (vi) liens on real property owned as of the date hereof, provided that the indebtedness which such liens secure does not exceed the fair market value of such real property;

            (vii) liens on personal property granted to secure indebtedness incurred in the ordinary course of business not exceeding $50,000,000 in the aggregate;

            (viii) mechanics', workmen's, repairmen's, materialmen's or carriers, liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

            (ix) liens arising out of judgments or awards against the Company or any subsidiary thereof with respect to which the Company or any subsidiary thereof shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any subsidiary thereof for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or any subsidiary thereof is a party;

            (x) liens for taxes not yet subject to penalties for nonpayment or contested, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or any subsidiary thereof owning the same; and

            (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (i) to (vi) inclusive of this paragraph, provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

      Events of Default. The registered holder of this Note may, by notice in writing to the Company, declare the principal of such Note to be, and the same shall thereupon become, forthwith due and payable, together with interest accrued thereon, upon the occurrence and continuation of one or more of the following events of default:

            (i) default in the payment of any interest on this Note when due or in the payment of any interest on or principal of any other note issued by the Issuing and Paying Agent on behalf of the Company pursuant to the Issuing and Paying Agency Agreement when due, which default continues for at least thirty (30) calendar days;

            (ii) a judgment, decree or order by a court having jurisdiction shall have been entered adjudicating the Company or any subsidiary thereof bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any subsidiary thereof under the Bankruptcy Code or any other similar applicable Federal or state law, and such judgment, decree or order shall have continued undischarged and unstayed for a period of sixty (60) calendar days; or a judgment, decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any subsidiary thereof or the property of any thereof, or for the winding up or liquidation of the affairs of any thereof, shall have been entered, and such judgment, decree or order shall have continued undischarged and unstayed for a period of sixty (60) calendar days; or

            (iii) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debt generally as they become due; or

            (iv) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Note to be performed or observed by it, and any such failure shall continue and remain unremedied for at least thirty (30) calendar days after notice has been given in writing to the Company by the holder thereof; or

            (v) the Company or any subsidiary thereof shall default in the payment when due (subject to any applicable grace period), whether at stated maturity or otherwise, of any principal of or interest on (howsoever designated) any indebtedness for borrowed money of, or guaranteed by, the Company or any subsidiary thereof (except any such indebtedness of any subsidiary of the Company to the Company or to any other such subsidiary thereof) in the aggregate principal amount of at least $500,000, whether such indebtedness now exists or shall hereafter be created.

            Defeasance. If, at or prior to the maturity of this Note, the Company shall deposit with the Issuing and Paying Agent, in trust for the benefit of the holder hereof, either

            (a) cash sufficient to pay the principal of and interest, if any, on this Note as and when the same become due and payable, or

            (b) such amount of U.S. Government Securities as defined in the Issuing and Paying Agency Agreement) as will together with the income to accrue thereon without consideration of any reinvestment thereof be sufficient to pay the principal of and interest, if any, on this Note as and when the same become due and payable, then in such case, the Company shall be deemed to have satisfied and discharged this Note.

            Notices. All notices to the Company under this Note shall be in writing and addressed to the Company at 10777 Barkley Avenue, Overland Park, Kansas 66211-1162, Attention: Vice President and Treasurer or to such other address of the

Company as the Company may notify to the registered holder of this Note.

      This Note shall be governed by the laws of the State of New York.

                                                     YELLOW CORPORATION

                                                     By______________________
                                                            [Name]
                                                            [Title]

Countersigned for authentication
only on ____________, 199_:

CITIBANK, N.A.
as ISSUING AND PAYING AGENT


By._________________________________

            This Note is not valid for any purpose unless manually countersigned by Citibank, N.A., as Issuing and Paying Agent.